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                                                                      EXHIBIT 5



                [HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]

                                                    PLEASE REPLY TO: BIRMINGHAM



                                June 27, 1997



MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244-2331

                  RE:  REGISTRATION STATEMENT ON FORM S-8 --
                 MEDPARTNERS, INC. 1994 STOCK INCENTIVE PLAN
                                     and
        MEDPARTNERS, INC. 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            OUR FILE NO. 48367-071


Gentlemen:

      We have served as counsel for MedPartners, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,668,651 shares of the Company's authorized Common Stock, par value $.001 per share (the "Shares") to be issued to participants in the MedPartners, Inc. 1994 Stock Incentive Plan and the MedPartners, Inc. 1994 Non-Employee Director Stock Option Plan (collectively referred to as the "Plans") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

      In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plans as we have deemed necessary and appropriate.

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MedPartners, Inc.
June 27, 1997
Page 2


        Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

        1.     The Shares have been duly authorized.

        2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

        We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                    Very truly yours,

                                    HASKELL SLAUGHTER & YOUNG, L.L.C.


                                   By /s/ Robert E. Lee Garner
                                      --------------------------------
                                          Robert E. Lee Garner